UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2025

FS CREDIT OPPORTUNITIES CORP.

(Exact name of Registrant as specified in its charter)

Maryland	811-22802	46-1882356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FSCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 13, 2025, FS Credit Opportunities Corp. (the “Company”) entered into a share swap confirmation with Nomura Global Financial Products Inc. (the “TRS Counterparty”) governing an equity total return swap (the “Equity TRS”) for common shares of beneficial interest (“Shares”) of FS Specialty Lending Fund (“FSSL”). FS Global Advisor, LLC, the investment adviser to the Company (the “Adviser”) is wholly-owned by the owner of the investment adviser of FSSL. The Equity TRS enables the Company to obtain the economic benefit of owning up to $50 million of Shares in return for an interest-type payment to the TRS Counterparty. The Equity TRS has a term of three years, but may be terminated earlier in whole or in part following the occurrence of certain prescribed events agreed to between the TRS Counterparty and the Company.

Pursuant to the terms of the Equity TRS, the Company will post as collateral in favor of the TRS Counterparty the independent amount (“Independent Amount”) equal to the product of (x) the number of Shares subject to the Equity TRS and (y) (i) the initial price of such Shares (with respect to the trade date) or (ii) the closing price per Share on the exchange (with respect to any other day) and (z) 70%. The Independent Amount will be reset every day on which the exchange on which the Shares are traded is open for trading.

Under the Equity TRS, the Company will receive from the TRS Counterparty cash dividends in respect of the Shares subject to the Equity TRS, where the date that the Shares commence trading ex-dividend occurs during the relevant Dividend Period (and the dividends will never exceed the amount actually paid by FSSL). The Dividend Period will be each period from, but excluding, one valuation date to, and including, the next valuation date, except that the initial Dividend Period will commence on but exclude the trade date and the final Dividend Period will end on and include the final valuation date.

In addition, pursuant to the Equity TRS, the Company will pay the TRS Counterparty on a monthly basis a floating amount equal to the product of (i) the Equity Notional Amount multiplied by (ii) 250 basis points plus USD overnight bank funding rate per annum, using a day count fraction of actual divided by 360. The Equity Notional Amount means the number of Shares subject to the Equity TRS multiplied by the initial price of such Shares.

The Adviser will not receive fees under the Company’s investment advisory agreement with respect to income received by the Company under the Equity TRS.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Opportunities Corp.

Date: November 13, 2025	By:	/s/ Stephen Sypherd
Stephen Sypherd
Secretary, Treasurer and Vice President